Exhibit 10.5

AMENDMENT NO. 1

TO

ENLIVEN THERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

The 2020 Employee Stock Purchase Plan (the “Plan”) of IMARA Inc. is hereby amended as follows:

1.	The second sentence of the first paragraph to the Plan shall be deleted in its entirety and replaced with the following:

“Subject to adjustment under Section 15 hereof, the number of shares of Common Stock that have been approved for this purpose is the sum of:

(a)	1,628,535 shares of Common Stock plus

(b)

An annual increase to be added on the first day of each fiscal year, beginning with the fiscal year commencing on January 1, 2024 and ending with the fiscal year commencing on January 1, 2043, equal to the least of (i) 1,628,535 shares of Common Stock, (ii) 1% of the outstanding shares on such date and (iii) an amount determined by the Board.

2.	The following sentence shall be added to the end of Section 26 of the Plan:

“The amendment to the Plan shall take effect upon approval by the Company’s shareholders, which must occur within twelve months of the amendment of the Plan by the Board.”

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